EXHIBIT 32
The undersigned Chairman of the Board, President and Chief Executive Officer and Chief Financial Officer of Colgate-Palmolive Company each certify, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. § 1350, that:

(1)the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 (the “Report”) which this statement accompanies fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Colgate-Palmolive Company.

Date: August 1, 2025

/s/ Noel Wallace
Noel Wallace
Chairman of the Board, President and
Chief Executive Officer

/s/ Stanley J. Sutula III
Stanley J. Sutula III
Chief Financial Officer